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                                                                    EXHIBIT 23.3

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Total Renal Care Holdings, Inc.:

We consent to incorporation herein by reference of our reports dated July 8, 1994, relating to the consolidated statements of income, stockholders' equity, and cash flows of Total Renal Care Holdings, Inc. and subsidiaries for the year ended May 31, 1994, and the related financial statement schedule, which reports appear in the December 31, 1996 annual report on Form 10-K of Total Renal Care Holdings, Inc.



KPMG Peat Marwick LLP

Seattle, Washington
August 29, 1997